UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2021 (February 16, 2021)

MALVERN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-54385	45-5307782
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

42 East Lancaster Avenue, Paoli, Pennsylvania 19301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 644-9400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MLVF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As originally disclosed in Malvern Bancorp, Inc.’s (the “Company”) Annual Report on Form 10-K filed on January 29, 2021 (the “Original 10-K”), the Company recorded the impairment as of September 30, 2020 of a $13.5 million commercial real estate loan (“the Loan”), which had been classified as impaired collateral dependent non-accrual COVID-19 deferred loan as of September 30, 2020. As reported in the Original 10-K, the Company estimated the fair value of the collateral and recorded a partial charge down of approximately $2.9 million and a specific reserve of approximately $581,000, and reversed approximately $266,000 of interest income as of September 30, 2020, pending the receipt of a third party appraisal, which as previously disclosed by the Company in the Original 10-K, could result in further impairment.

Subsequent to the filing of the Original 10-K, the Company received the third-party appraisal report dated February 11, 2021, that provides a collateral value materially less than the Company’s previously reported estimate as of September 30, 2020, indicating an additional $3.1 million impairment.  The variance to the Company’s previously reported estimate is primarily due to the COVID-19 pandemic’s impact on, and dislocation within, the New York City real estate market.  Based upon the third-party appraisal and resulting impairment, the Company has determined to record an additional $3.95 million provision for loan losses for the three months ended  September 30, 2020.  Accordingly, the Company plans to amend and restate the Original 10-K, and therefore investors should no longer rely on the consolidated financial statements contained in the Original 10-K.

Item 7.01 Regulation FD Disclosure.

On February 16, 2021, the Company issued a press release regarding an additional impairment with respect to a previously announced impaired commercial real estate loan and its intention to amend and restate the Original 10-K.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Company under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 16, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALVERN BANCORP, INC.

Dated: February 16, 2021	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi Executive Vice President and Chief Financial Officer

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